Exhibit 5.1
Callister Nebeker & McCullough
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
2180 S. 1300 EAST, SUITE 600
SALT LAKE CITY, UTAH 84106
TELEPHONE 801-530-7300
FAX 801-746-8607
June 17, 2009
Board of Directors
Oceanic Exploration Company
7800 East Dorado Place, Suite 250
Englewood, CO 80111
     Re: Oceanic Exploration Company Registration Statement On Form S-1
Gentlemen:
     We have acted as special counsel to Oceanic Exploration Company, a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-1 and amendment no. 1 thereto (No. 333-159202) of the Company (together, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the 19,003,000 shares (the “Shares”) of the Company’s common stock, $.0625 par value (the “Common Stock”), being registered in connection with the Company’s rights offering described in the Registration Statement (the “Rights Offering”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In connection with this opinion, we have reviewed the following:
     (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect;
     (ii) the Bylaws of the Company, as amended to date and currently in effect;
     (iii) a specimen certificate representing the Common Stock;
     (iv) resolutions of the board of directors and stockholders of the Company;
     (v) the Registration Statement; and
     (vi) such other documents as we have deemed appropriate. As to factual matters we have relied upon a certificate supplied to us by an officer of the Company. In rendering the opinion expressed herein, we have assumed, without investigation, the validity of all documents and the accuracy of all information supplied to us by the Company.

Board of Directors
Oceanic Exploration Company
June 17 2009

     Members of our firm are admitted to the bar in the State of Utah and we express no opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and do not express any opinion as to the effect of any other laws on the opinion stated herein.
     Based upon the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective and (ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered and paid for in accordance with the Rights Offering, the Shares being registered pursuant to the Registration Statement will have been duly authorized and the Shares will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to this firm under “Legal Matters” in the Prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, CALLISTER NEBEKER & McCULLOUGH
/s/ Callister Nebeker & McCullough